UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.06.	Material Impairments.

On March 14, 2012, the Board of Directors of United Technologies Corporation (the “Company”) approved a plan for the divestiture of a number of non-core businesses. Cash generated from these divestitures is intended to be used to repay short-term debt incurred to finance the proposed acquisition of Goodrich Corporation (“Goodrich”) and is expected to reduce the amount of equity issued in connection with financing the acquisition. The divestitures are expected to generate approximately $3 billion in cash, net of taxes, and are expected to be completed, largely during the second half of 2012. The closing of the Goodrich acquisition is subject to customary closing conditions including regulatory approval.

The planned divestitures are Hamilton Sundstrand’s Industrial businesses, Pratt & Whitney Rocketdyne (“Rocketdyne”), and Clipper Windpower (“Clipper”). Hamilton Sundstrand’s Industrial businesses provide air compressors, metering pumps, and heavy duty process pumps to industries involved with chemical and hydrocarbon processing, oil and gas production, water and wastewater treatment, and construction. Rocketdyne provides propulsion, power, energy and innovative system solutions used in a wide variety of government and commercial applications, including engines for launch vehicles, missile defense systems, and advanced hypersonic engine development. Clipper engages in wind energy technology and wind turbine manufacturing.

As a result of the decision to dispose of these businesses, the Company expects to record pre-tax goodwill impairment charges of approximately $360 million and $590 million related to Rocketdyne and Clipper, respectively, in discontinued operations during the first quarter of 2012. The goodwill impairment charges result from management’s decision to dispose of both Rocketdyne and Clipper within a relatively short period after acquiring the businesses. Consequently, there has not been sufficient opportunity for the long-term operations to recover the value implicit in goodwill at the initial date of acquisition. Of the total pre-tax goodwill impairment charges of $950 million, it is possible that up to $200 million could require future cash expenditures.

The Company’s press release announcing these actions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This current report on Form 8-K includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to charges, expenditures, proceeds of divestitures, results of operations, uses of cash and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. These forward-looking statements speak only as of the date of this current report on Form 8-K and we undertake no obligation to update or revise any forward-looking statements after we distribute this current report on Form 8-K. For additional information identifying factors that may cause actual results to vary materially from those stated in the forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC’s Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC’s Forms 10-K and 10-Q.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are included herewith:

Exhibit Number	Exhibit Description

99.1	Press Release dated March 15, 2012, issued by United Technologies Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: March 15, 2012	By:	/s/ GREGORY J. HAYES
Gregory J. Hayes
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated March 15, 2012, issued by United Technologies Corporation.